UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2022

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 8, 2022, the board of directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) appointed Ken McGrath as the Company’s Chief Financial Officer, effective August 8, 2022 (the “Effective Date”). Mr. McGrath will succeed Mr. Scott Gleason, who has served as the Company’s Interim Chief Financial Officer since September 2021. Mr. Gleason will continue to serve as the Company’s principal financial officer until August 10, 2022.

On August 8, 2022 and in connection with the appointment of Mr. McGrath as the Company’s Chief Financial Officer, the Company entered into an Employment Agreement with Mr. McGrath (the “Employment Agreement”). Pursuant to the Employment Agreement:

•
Mr. McGrath’s initial annual base salary will be $475,000.
•
Mr. McGrath will have a target annual bonus opportunity of not less than 50% of his annual base salary.
•
Mr. McGrath was granted 131,883 shares of restricted common stock of the Company, which amount was determined by dividing $400,000 by the average closing price of the Company’s common stock for the twenty (20) trading days immediately preceding Mr. McGrath’s commencement of employment. Such award will vest in three equal annual installments, on the first three anniversaries of Mr. McGrath’s commencement of employment, subject in each case to his continued service through the applicable vesting date.
•
With respect to 2022 and subsequent calendar years, Mr. McGrath will be eligible to receive additional equity awards under the Company’s long-term incentive programs, as determined from time to time by the Company’s board of directors or its compensation committee.
•
Mr. McGrath will be eligible to participate in the employee benefits plans generally available to other senior executive officers of the Company.

If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason (as such terms are defined in the Employment Agreement), then, subject to his timely execution and non-revocation of a release of claims, he will receive:

•
payment of any otherwise earned but unpaid annual bonus for the preceding year;
•
a lump sum cash payment equal to (i) 12 months of his annual base salary, plus (ii) his target annual bonus amount;
•
subsidized COBRA premiums for 12 months;
•
accelerated vesting of 50% of outstanding and otherwise unvested time-based equity awards; and
•
an opportunity to earn 50% of outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period.

The severance payments and benefits described above will be provided if the applicable termination of Mr. McGrath’s employment does not occur within the period beginning 60 days prior to a change in control of the Company and ending 18 months following a change in control of the Company (a “Change of Control Period”). If Mr. McGrath’s employment ceases due to a termination by the Company without cause or his resignation with good reason, in either case during a Change in Control Period, then in lieu of the above described severance payments and benefits and subject to his timely execution and non-revocation of a release of claims, Mr. McGrath will instead receive:

•
payment of any otherwise earned but unpaid annual bonus for the preceding year;

•
a lump sum cash payment equal to (i) 24 months of his annual base salary, plus (ii) his target annual bonus amount;
•
subsidized COBRA premiums for 18 months;
•
accelerated vesting of all outstanding and otherwise unvested time-based equity awards; and
•
an opportunity to earn all outstanding performance-based equity awards, based on actual performance through the end of the applicable performance period (but at not less than the target level of performance, if such severance event occurs after the change in control).

Pursuant to the Employment Agreement, Mr. McGrath agreed to be restricted from (i) competing with the Company or its affiliates and (ii) soliciting their employees and customers, in each case during his employment and for 18 months thereafter. In addition, Mr. McGrath will be entitled to D&O insurance and indemnification, consistent with that applicable to the Company’s other officers.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Mr. McGrath, age 50, joins the Company with over 20 years of financial leadership experience in the healthcare field. Prior to joining the Company, Mr. McGrath served in various roles at Quest Diagnostics from January 2014 until July 2022, most recently as the Vice President, Finance. While in this position, he led Quest’s financial function for its clinical franchises, R&D, global markets, and information technology groups. Prior to his tenure at Quest, Mr. McGrath spent over 15 years at Johnson & Johnson, serving in various roles, including as the Senior Finance Director of Janssen R&D. Mr. McGrath began his career in 1993 as an engineer at Ford Motor Company. He holds a B.S. in mechanical engineering from the University of Notre Dame and an MBA from the Stephen M. Ross School of Business at the University of Michigan.

No family relationship exists between Mr. McGrath and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. McGrath and any other person pursuant to which Mr. McGrath was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. McGrath had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Resignation of Directors

On August 8, 2022, and in connection with the Company’s strategic transformation, each of Michael Celano, Chairman of the Board and Class III director, Ronny Lancaster, Class II director, and Eamonn Hobbs, Class I director, resigned from the Board, with such resignations to be effective November 8, 2022. The Board also approved a decrease in the size of the Board from ten directors to seven directors, and appointed Mara Aspinall as the new Chairwoman of the Board, each effective as of November 8, 2022. The decision of each of Mr. Celano, Mr. Lancaster and Mr. Hobbs to resign did not result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, dated August 8, 2022 between OraSure Technologies, Inc. and Ken McGrath.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: August 12, 2022	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer